UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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INTER PARFUMS, INC.

(Name of Registrant as Specified in Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTER PARFUMS, INC.
551 FIFTH AVENUE
NEW YORK, NEW YORK 10176

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 24, 2006

To the Shareholders of Inter Parfums, Inc.:

The annual meeting of shareholders of Inter Parfums, Inc. (the “company”) will be held at our offices at 551 Fifth Avenue, New York, New York 10176 on July 24, 2006 at 10:00 A.M., New York City Time, for the following purposes:

1.

To elect a board of directors consisting of eleven (11) directors to hold office until our next annual meeting and until their successors shall have been elected and qualified; and

2.

To consider and transact such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

The board of directors has fixed the close of business on June 22, 2006 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments of the annual meeting. The list of shareholders entitled to vote at the annual meeting may be examined by any shareholder at our offices at 551 Fifth Avenue, New York, New York 10176, during the ten day period prior to July 24, 2006.

By Order of our board of directors

Dated: June 23, 2006	Michelle Habert, Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

INTER PARFUMS, INC.

PROXY STATEMENT

GENERAL

This proxy statement is furnished by the board of directors of our company, Inter Parfums, Inc., a Delaware corporation, with offices located at 551 Fifth Avenue, New York, New York 10176, in connection with the solicitation of proxies to be used at the annual meeting of its shareholders being held on July 24, 2006 and at any adjournments of the annual meeting. For purposes of this proxy statement, unless the context otherwise indicates, the terms the “company,” “us” or “our” refers to Inter Parfums, Inc.

This proxy statement will be mailed to shareholders beginning approximately June 23, 2006. If a proxy in the accompanying form is properly executed and returned, then the shares represented by the proxy will be voted as instructed on the proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by providing written notice of revocation to the company’s Secretary or by a shareholder voting in person at the annual meeting.

All properly executed proxies received prior to the annual meeting will be voted at the annual meeting in accordance with the instructions marked on the proxy or as otherwise stated in the proxy. Unless instructions to the contrary are indicated, proxies will be voted

•

FOR the election of the eleven (11) directors referred to in this proxy statement.

In addition, the persons holding the proxies will consider and vote upon such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

A copy of the company’s annual report for fiscal year ended December 31, 2005, which contains financial statements audited by the company’s independent registered public accounting firms, is being mailed to the company’s shareholders along with this proxy statement.

We will bear the cost of preparing, assembling and mailing this notice of meeting, proxy statement, proxy and the enclosed annual report. In addition to solicitation of the proxies by use of the mails, some of our officers and regular employees, without extra remuneration, may solicit proxies personally or by telephone, telecopier or e-mail. We may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of our common stock. We will reimburse these persons for their expenses in forwarding soliciting material.

VOTING SECURITIES AND
PRINCIPAL HOLDERS THEREOF

Our board of directors fixed the close of business on June 22, 2006 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Only holders of our common stock on the record date will be able to vote at the annual meeting.

As of June 2, 2006, there were 20,317,810 shares of our common stock outstanding. Each share of the our common stock will entitle the holder of such share to one vote. None of the company’s shareholders have cumulative voting rights. Holders of shares of our common stock are entitled to vote on all matters. We also have 1,000,000 authorized shares of preferred stock, $.001 par value per share, none of which are outstanding.

The holders of a majority of the total number of outstanding shares of our common stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the annual meeting. Properly executed proxies marked “abstain,” as well as proxies held in street name by brokers that are not voted on all proposals to come before the annual meeting (“broker non-votes”), will be considered “present” for purposes of determining whether a quorum has been achieved at the annual meeting.

The eleven (11) nominees to our board of directors receiving the greatest number of votes cast at the annual meeting in person or by proxy shall be elected. Consequently, any shares of our common stock present in person or by proxy at the annual meeting, but not voted for any reason will have no impact in the election of our board of directors. Other matters that may submitted to our shareholders for a vote at the annual meeting, if any, will require the favorable vote of a majority of the shares of our common stock present or represented at the annual meeting for approval, unless we advise you otherwise. If any matter proposed at the annual meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under Delaware law and therefore such abstentions have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval.

Our directors will serve until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified. Messrs. Jean Madar and Philippe Benacin have a verbal agreement or understanding to vote their shares in a like manner. As Messrs. Madar and Benacin beneficially own more than 50% of the outstanding shares of the Inter Parfums’ common stock, Inter Parfums is considered a “controlled company” under the applicable rules of The Nasdaq Stock Market.

With the exception of Mr. Benacin, the officers are elected annually by the directors and serve at the discretion of the board of directors. There are no family relationships between executive officers or directors of our company.

Members of our management have been informed that our controlling shareholders intend to vote in favor of all of the nominees for directors and therefore, they are all likely to be elected. We know of no business other than the election of directors that will be presented for consideration at the annual meeting. If any other matter is properly presented, then it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

The following table sets forth information about each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock. As of June 2, 2006, there were 20,317,810 shares of common stock outstanding. Unless otherwise noted, each shareholder listed below has sole voting power and sole investment power with respect to the securities shown opposite their names in the table below as of June 2, 2006.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)		Approximate Percent of Class

Jean Madar c/o Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008 Paris, France	6,117,275	(2)	29.7%

Philippe Benacin c/o Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008 Paris, France	6,116,993	(3)	29.7%

Royce & Associates, LLC(4) 1414 Avenue of the Americas New York, NY 10019	1,783,800		8.8%

Independence Investments, LLC(5) John Hancock Advisers, LLC Manulife Financial Corporation MFC Global Investment Management (USA), Limited 200 Bloor Street East Toronto, Ontario, Canada	1,310,240		6.4%

——————

(1)

All shares of common stock are directly held with sole voting power and sole power to dispose, unless otherwise stated.  Jean Madar, the Chairman of the Board and Chief Executive Officer of Inter Parfums and Philippe Benacin, the Vice Chairman of the Board and President of Inter Parfums, have a verbal agreement or understanding to vote their shares in a like manner. As Messrs. Madar and Benacin beneficially own more than 50% of the outstanding shares of the Inter Parfums’ common stock, Inter Parfums is considered a “controlled company” under the applicable rules of The Nasdaq Stock Market.

(2)

Consists of 5,867,275 shares held directly and options to purchase 250,000 shares.

(3)

Consists of 5,866,993 shares held directly and options to purchase 250,000 shares.

(4)

Information derived from public filings as of March 31, 2006.

(5)

Information derived from public filings as of March 31, 2006. Such filings were made on behalf of Manulife Financial  Corporation (“MFC”), and MFC’s indirect, wholly-owned subsidiaries,  Independence Investments, LLC (“IIA”) and John Hancock Advisers LLC “JHA”), and MFC Global  Investment  Management (U.S.A.) Limited (“MFC Global”). Through its parent-subsidiary relationship to MFC Global, IIA and JHA, MFC may be deemed to have indirect, beneficial ownership of all of the shares held by these entities.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

General

The members of our board of directors are each elected with a plurality of votes cast in favor of their election for a one-year term or until their successors are elected and qualify. During fiscal year ended December 31, 2005, our board of directors consisted of eleven (11) persons, Messrs. Jean Madar, Philippe Benacin, Russell Greenberg, Francois Heilbronn, Joseph A. Caccamo, Jean Levy, Robert Bensoussan-Torres, Daniel Piette, Jean Cailliau, Philippe Santi and Serge Rosinoer, who were elected by the shareholders at the company’s last annual meeting of shareholders held in July 2005. In June 2006, Patrick Choël replaced Daniel Piette as a member of our board of directors. Accordingly, 10 out of 11 current board members, who were elected by the shareholders in July 2005, are nominees for re-election to the board at the 2006 annual meeting. This is the first time for Mr. Choël as a nominee for election to the board.

Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. Although all of the nominees have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable to or unwilling to serve, then the shares represented by properly executed proxies will be voted at the discretion of the person named in the proxies for another person designated by our board of directors.

Board of Directors

Our board of directors has the responsibility for establishing broad corporate policies and for the overall performance of our company. Although certain directors are not involved in day-to-day operating details, members of the board are kept informed of our business by various reports and documents made available to them. Our board of directors held sixteen (16) meetings (or executed consents in lieu thereof), including meetings of committees of the board during 2005, and all of the directors attended at least 75% of the meetings of the board and committee meetings of which they were a member.

We have adopted a Code of Business Conduct, which is maintained on our website, at www.interparfumsinc.com. Further,  we agree to provide to any person without charge, upon request, a copy of our Code of Business Conduct. Any person who requests a copy of our Code of Business Conduct should provide their name and address in writing to: Inter Parfums, Inc., 551 Fifth Avenue, New York, NY 10176, Att.: Shareholder Relations.

During Fiscal 2005, the Board of Directors had the following standing committees:

•

Audit Committee – The Audit Committee has the sole authority and is directly responsible for, the appointment, compensation and oversight of the work of the independent accountants employed by the Company which prepare or issue an audit report for the Company. During Fiscal 2005, the Audit Committee consisted of Messrs. Heilbronn, Levy and Bensoussan-Torres.

The Audit Committee does not have a member who is an “Audit Committee Financial Expert” as such term is defined under the applicable rules and regulations. However, as the result of the background, education and experience of the members of the Audit Committee, the Board of Directors believes that such committee members are fully qualified to fulfill their obligations as members of the Audit Committee.

•

Executive Compensation and Stock Option Committee – The Executive Compensation Committee oversees the compensation of the Company’s executives and administers the Company’s stock option plans. During Fiscal 2005, the Executive Compensation and Stock Option Committee consisted of Messrs. Heilbronn, Levy and Piette.

Our Board of Directors does not maintain a standing nominating committee or a committee performing similar functions. In view of the agreement and understanding of Messrs. Jean Madar and Philippe Benacin who beneficially own more than 50% of the outstanding shares of the Inter Parfums’ common stock, our Board of Directors does not believe it necessary for the Company to have such a committee. Also as a “controlled company” under the applicable rules of The Nasdaq Stock Market, we are exempt from the nominating committee requirements. During 2005, our Board of Directors as a group agreed to nominate the same members of the board who had served last year.

Our policy with respect to receipt of communications from our shareholders is as follows. All shareholder communications for the entire board or for individual directors are to be sent to Mr. Russell Greenberg, Executive Vice President, and Chief Financial Officer, at our offices in New York City. The communications can be sent through our website, in writing, or by telephone. Mr. Greenberg will then provide such communication to the intended recipient and our full board of directors.

We do not have a standing policy requiring our directors to be present at our annual shareholder meetings. Two of our directors, Mr. Russell Greenberg, who is also our Chief Financial Officer, and Joseph A. Caccamo (who attended by conference telephone) attended our last annual shareholder meeting held in July 2005.

The following table sets forth information, as of June 2, 2006 with respect to the beneficial ownership of our common stock by (a) our executive officers and directors and (d) all of our directors and officers as a group. As of June 2, 2006 we had 20,317,810 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)		Approximate Percent of Class

Jean Madar c/o Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008 Paris, France	6,117,275	(2)	29.7%

Philippe Benacin c/o Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008 Paris, France	6,116,993	(3)	29.7%

Russell Greenberg c/o Inter Parfums, Inc. 551 Fifth Avenue New York, NY 10176	109,000	(4)	Less than 1%

Francois Heilbronn 60 Avenue de Breteuil 75007 Paris, France	23,337	(5)	Less than 1%

Joseph A. Caccamo, Esq. GrayRobinson, P.A. 401 East Las Olas Blvd., Ste. 1850 Ft. Lauderdale, FL 33301	12,000	(6)	Less than 1%

Jean Levy Chez Axcess Groupe 8 rue de Berri 75008 Paris, France	8,750	(7)	Less than 1%

Robert Bensoussan-Torres 8 Bramerton Street SW3 5JX London, England	11,000	(8)	Less than 1%

Patrick Choël Universite -82 7 rue de Talleyrand 75007, Paris, France	2,000	(9)	Less than 1%

Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)		Approximate Percent of Class

Jean Cailliau LV Capital 22, avenue Montaigne 75008, Paris, France	5,000	(10)	Less than 1%

Philippe Santi Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008, Paris, France	32,500	(11)	Less than 1%

Serge Rosinoer 14 rue LeSueur 75116 Paris, France	9,700	(12)	Less than 1%

Frederic Garcia-Pelayo Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008, Paris, France	0		NA

Jack Ayer Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008, Paris, France	0		NA

Axel Marot Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008, Paris, France	0		NA

All Directors and Officers as a Group (14 Persons)	12,447,583	(13)	59.3%

——————

(1)

All shares of common stock are directly held with sole voting power and sole power to dispose, unless otherwise stated.  Jean Madar, the Chairman of the Board and Chief Executive Officer of Inter Parfums and Philippe Benacin, the Vice Chairman of the Board and President of Inter Parfums, have a verbal agreement or understanding to vote their shares in a like manner. As Messrs. Madar and Benacin beneficially own more than 50% of the outstanding shares of the Inter Parfums’ common stock, Inter Parfums is considered a “controlled company” under the applicable rules of The Nasdaq Stock Market.

(2)

Consists of 5,867,275 shares held directly and options to purchase 250,000 shares.

(3)

Consists of 5,866,993 shares held directly and options to purchase 250,000 shares.

(4)

Consists of 5,000 shares held directly and options to purchase 104,000 shares.

(5)

Consists of 18,375 shares held directly and options to purchase 5,000 shares.

(6)

Consists of shares of common stock underlying options, 8,000 of which are held as nominee for his former employer and 4,000 of which are held for his present employer. Beneficial ownership of such shares is disclaimed.

(7)

Consists of 3,750 shares held directly and options to purchase 5,000 shares.

(8)

Consists of 6,000 shares held directly and options to purchase 5,000 shares.

(9)

Consists of shares of common stock underlying options.

(10)

Consists of shares of common stock underlying options.

(11)

Consists of shares of common stock underlying options.

(12)

Consists of 4,700 shares held directly and options to purchase 5,000 shares.

(13)

Consists of 11,772,083 shares held directly, and options to purchase 675,500 shares.

With the exception of Mr. Benacin, the officers are elected annually by the directors and serve at the discretion of the board of directors. There are no family relationships between any of the company’s executive officers or directors.

The following sets forth biographical information as to the business experience of each executive officer and director of our company for at least the past five years.

Jean Madar

Jean Madar, age 45, a Director, has been the Chairman of the Board of Directors since the Company’s inception, and is a co-founder of the Company with Mr. Benacin. From inception until December 1993 he was the President of the Company; in January 1994 he became Director General of Inter Parfums, S.A., the Company’s subsidiary; and in January 1997 he became Chief Executive Officer of the Company. Mr. Madar was previously the managing director of Inter Parfums, S.A., from September 1983 until June 1985. At such subsidiary, he had the responsibility of overseeing the marketing operations of its foreign distribution, including market research analysis and actual marketing campaigns. Mr. Madar graduated from The French University for Economic and Commercial Sciences (ESSEC) in 1983.

Philippe Benacin

Mr. Benacin, age 47, a Director, has been the Vice Chairman of the Board since September 1991, and is a co-founder of the Company with Mr. Madar. He was elected the Executive Vice President in September 1991, Senior Vice President in April 1993, and President of the Company in January 1994. In addition, he has been the President of Inter Parfums, S.A. for more than the past five years. Mr. Benacin graduated from The French University for Economic and Commercial Sciences (ESSEC) in 1983.

Russell Greenberg

Mr. Greenberg, age 49, the Chief Financial Officer, was Vice-President, Finance when he joined the Company in June 1992; became Executive Vice President in April 1993; and was appointed to the Board of Directors in February 1995. He is a certified public accountant licensed in the State of New York, and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. After graduating from The Ohio State University in 1980, he was employed in public accounting until he joined the Company in June 1992.

Philippe Santi

Philippe Santi, age 44 and a Director since December 1999, has been the Director of Finance and the Chief Financial Officer of Inter Parfums, S.A. since February 1995. Mr. Santi became Executive Vice President of Inter Parfums, S.A. in 2004, and is a Certified Accountant and Statutory Auditor in France.

Francois Heilbronn

Mr. Heilbronn, age 45, a Director since 1988, an independent director, and a member of the audit, stock option and executive compensation committees, is a graduate of Harvard Business School with a Master of Business Administration degree and is currently the managing partner of the consulting firm of M.M. Friedrich, Heilbronn & Fiszer. He was formerly employed by The Boston Consulting Group, Inc. from 1988 through 1992 as a manager. Mr. Heilbronn graduated from Institut D’ Etudes Politiques De Paris in June 1983. From 1984 to 1986, he worked as a financial analyst for Lazard Freres & Co.

Joseph A. Caccamo

Mr. Caccamo, age 51, a Director since 1992, is an attorney with the law firm of GrayRobinson, P.A., our general counsel. A member of both the New York and Florida bars, Mr. Caccamo has been a practicing attorney since 1981, concentrating in the areas of corporate and securities law, and in September 1991 he became our counsel.

Jean Levy

Jean Levy, age 73, a Director since August 1996, an independent director and a member of the audit and executive compensation and stock option committees, worked for twenty-seven years at L’Oreal, and was the President and Chief Executive Officer of Cosmair, the exclusive United States licensee of L’Oreal, from 1983 through June 1987. In addition, he is the former President and Chief Executive Officer of Sanofi Beaute (France). For the more than the past five years, Mr. Levy has been an independent advisor as well as a consultant for economic development to local governments in France. A graduate of l’Institut d’Etudes Politiques de Paris, he also attended Yale Graduate School and was a recipient of a Fulbright Scholarship. He was also a Professor at l’Institut d’Etudes Politiques de Paris. He was formerly a director of  Zannier Group  and Escada Beaute Worldwide and Rallye, S.A. In addition, Mr. Levy was also a director (Chairman of the Board until October 2001) of Financière d’Or, and its subsidiary, Histoire d’Or which is in the retail jewelry business. Mr. Levy was formerly a consultant to Ernst & Young, Paris through 2004. He is currently a board member of Price Minister, an internet based retainer located in Paris.

Robert Bensoussan-Torres

Robert Bensoussan-Torres, age 48, has been a Director since March 1997, and also is an independent director and during 2005 was a member of the audit committee. In November 2001, he became the Chief Executive Officer of Jimmy Choo Ltd., a luxury shoe and ready to wear accessory company. From 1999 to December 2000, he was the Managing Director of Gianfranco Ferre fashion group, based in Milano, Italy. Mr. Bensoussan-Torres is a Director of Towers Consulting Europe, Ltd. Towers Consulting Europe, Ltd. is a consulting company based in London, which specializes in strategic advise in connection with mergers and acquisitions in the luxury goods business. Mr. Bensoussan-Torres was the Chief Executive Officer of Christian Lacroix, Paris, a subsidiary of LVMH Group, from February 1993 until May 1998. Christian Lacroix is a French Haute Couture House and has activities in the field of apparel, accessories and fragrances. From December 1990 through January 1993 he was based in Munich, Germany, as the International Sales Director of The Escada Group.

Jean Cailliau

Mr. Cailliau, age 43, and a director since December 1999. The Board considers Mr. Cailliau to be independent of management, notwithstanding his affiliation with LV Capital USA Inc. Through June 2001, Mr. Cailliau was the Deputy General Manager of LV Capital SA, the investment arm of LVMH. He is the CEO of LV Capital USA Inc., its United States vehicle. In January 2001 he became a Director of L Capital Management, a private equity fund sponsored by LVMH. For the past 10 years, Mr. Cailliau has held executive positions at LVMH. He is also a Director of various European companies. Mr. Cailliau is an Engineer in Agronomics and has an MBA (1988) from Insead.

Serge Rosinoer

Mr. Rosinoer, age 74, was appointed to the Board of Directors in December 2000, as an independent director. Mr. Rosinoer has devoted most of his career to the personal care, cosmetics and fragrance industry. In 1978, Mr. Rosinoer joined the Clarins Group as Vice President and Chief Operating Officer where he was largely responsible for its rapid international expansion. As COO, then CEO since 1978, Mr. Rosinoer oversaw the transformation of Clarins into a major force in cosmetics, skin care and fragrance, with annual sales of approximately 600 million Euro and more than 4,000 employees. He retired from active duty in June of 2000, but continues to serve on the board of directors of Clarins. Earlier in his career he was President of Parfums Corday. He also held senior level executive positions at Max Factor, where he had full supervision of that cosmetics company’s European production and sales. Mr. Rosinoer has served several terms as President of the French Prestige Cosmetics Association and currently serves as Conseiller du Commerce Extérieur de la France.

Patrick Choël

Mr. Choël, age 63, was appointed to the Board of Directors in June 2006, as an independent director, and is a member of both the Audit Committee and the Executive Compensation and Stock Option Committee. Mr. Choël is the manager of Université 82, a business consultant and advisor. For approximately 10 years, through March 2004, Mr. Choël worked as the President and CEO of two divisions of LVMH, first the LVMH Perfumes and Cosmetics Division, which included such well known brands as Parfums Christian Dior, Guerlain, and Parfums Givenchy,

among others, and later,  Parfums Christian Dior, a leading world-wide prestige beauty/fragrances business. Prior to such time, for approximately 30 years, he work at various executive positions at Unilever, including President and CEO of Elida Fabergé France and President and CEO of Chesebrough Pond’s USA.

Frederic Garcia-Pelayo

Frederic Garcia-Pelayo, age 47, became the President of the Luxury and Fashion division of Inter Parfums, S.A. in March 2005. He was previously the Director of Marketing and Distribution for Perfume and Cosmetics for Inter Parfums, S.A. and was named Executive Vice President in 2004. Previously Mr. Garcia-Pelayo was the Director of Export Sales of Inter Parfums, S.A. from September 1994. Prior to September 1994, Mr. Garcia-Pelayo was the Export Manager for Benetton Perfumes for seven (7) years.

Jack Ayer

Jack Ayer, age 57, was a French Market Sales Manager when he joined Inter Parfums, S.A. in 1989 and has been the Director of the French Market Sales for Inter Parfums, S.A. since 1999. Prior to 1989 Mr. Ayer spent 13 years as a brand representative for L’Oréal.

Axel Marot

Axel Marot, age 33, was the Supply Chain Manager when he joined Inter Parfums, S.A. in 2003 and has been the Director of Operations for Inter Parfums, S.A. since January 2005. Prior to joining Inter Parfums, S.A., Mr. Marot was a Supply Chain Manager for Nestlé.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and any amendments to such forms furnished to us, and written representations from various reporting persons furnished to us, we are not aware of any reporting person who has failed to file the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 on a timely basis.

Executive Compensation

The following table sets forth a summary of all compensation awarded to, earned by or paid to, our Chief Executive Officer and each of the four most highly compensated executive officers of our Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to our Company and its subsidiaries during fiscal years ended December 31, 2005, December 31, 2004 and December 31, 2003. All amounts paid in euro have been converted to US dollars at the average rate of exchange in each year.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)		All Other Compensation

Jean Madar, Chairman of	2005	400,000	0	6,079,952	(1)	50,000		0
the Board, Chief Executive	2004	330,000	0	1,291,030	(2)	50,000		0
Officer of Inter Parfums, Inc.	2003	330,000	191,000	906,117	(3)	50,000		0
and Director General of Inter Parfums, S.A.

Philippe Benacin, President	2005	208,874	161,629	5,866,935	(4)	50,000		0
of Inter Parfums, Inc. and	2004	210,000	111,250	1,697,412	(5)	50,000		0
President of Inter Parfums, S.A.	2003	160,433	100,837	1,277,436	(6)	50,000		0

Russell Greenberg, Executive	2005	345,000	30,000	548,214	(7)	25,000		0
Vice President and Chief	2004	315,000	30,000	222,055	(8)	25,000		0
Financial Officer	2003	295,000	23,000	116,217	(9)	18,000		0

Marcella Cacci,	2005	316,667	125,000	87,000	(11)	0	(12)	0
Former President, Burberry
Fragrances(10)

Frédéric Garcia-Pelayo,	2005	208,874	161,629	194,943	(13)	0		0
Director Export Sales,	2004	149,000	136,000	624,775	(14)	0		0
Inter Parfums, S.A.	2003	109,448	101,970	162,000	(15)	0		0

——————

(1)

Consists of $6,079,952 realized upon the exercise of options.

(2)

Consists of $670,285 realized upon the exercise of options, and $620,745 realized on the exercise of options of Inter Parfums, S.A.

(3)

Consists of $678,648 realized upon the exercise of options, and $227,469 realized on the exercise of options of Inter Parfums, S.A.

(4)

Consists of lodging expenses of $208,874, $10,613 for automobile expenses, $5,072,785 realized upon the exercise of options, and $574,663 realized upon exercise of options of Inter Parfums, S.A.

(5)

Consists of lodging expenses of $48,000, $16,250 for automobile expenses, $1,000,302 realized upon the exercise of options, and $632,860 realized upon exercise of options of Inter Parfums, S.A.

(6)

Consists of lodging expenses of $35,000, $15,000 for automobile expenses, $999,967 realized upon the exercise of options, and $227,469 realized on the exercise of options of Inter Parfums, S.A.

(7)

Consists of $2,214 for automobile expenses and $467,000 realized upon exercise of options and $79,000 realized on the exercise of options of Inter Parfums, S.A.

(8)

Consists of $2,214 for automobile expenses and $183,935 realized upon exercise of options and $35,906 realized on the exercise of options of Inter Parfums, S.A.

(9)

Consists of $2,214 for automobile expenses and $87,600 realized upon exercise of options, and $26,403 realized on the exercise of options of Inter Parfums, S.A.

(10)

Ms. Cacci became President of Burberry Fragrances on March 15, 2005 and left the company as of June 30, 2006.

(11)

Consists of a housing allowance of $40,000 and reimbursement of attorneys’ fees of $47,000.

(12)

Ms. Cacci was granted options to purchase 20,000 shares of Inter Parfums, S.A. and was issued 5,000 restricted shares of Inter Parfums, S.A., each to vest ratably over a three-year period.

(13)

Consists of $21,665 from profit sharing plan of Inter Parfums, S.A. and $173,218 realized on the exercise of options of Inter Parfums, S.A.

(14)

Consists of $24,000 from profit sharing plan of Inter Parfums, S.A. and $600,775 realized on the exercise of options of Inter Parfums, S.A.

(15)

Consists of $17,562 from profit sharing plan of Inter Parfums, S.A. and $144,458 realized on the exercise of options of Inter Parfums, S.A.

The following table sets forth certain information relating to stock option grants during Fiscal 2005 to our Chief Executive Officer and each of the four most highly compensated executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to our Company and its subsidiaries during Fiscal 2005:

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name	Individualized Grants			Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Five (5%) Percent ($)	Ten (10%) Percent ($)

Jean Madar	50,000	24.6	14.95	04/19/10	206,520	456,356
Philippe Benacin	50,000	24.6	14.95	04/19/10	206,520	456,356
Russell Greenberg	25,000	12.3	14.95	04/19/10	103,260	228,178
Marcella Cacci	0	0	NA	NA	0	0
Frederic Garcia-Pelayo	0	0	NA	NA	0	0

The following table sets forth certain information relating to option exercises effected during Fiscal 2005, and the value of options held as of December 31, 2005 by each of our Chief Executive Officer and the four most highly compensated executive officers of our Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to our Company and its subsidiaries during Fiscal 2005:

AGGREGATE OPTION/SAR EXERCISES FOR FISCAL 2004
AND YEAR END OPTION VALUES

Name	Shares Acquired on Exercise	Value ($) Realized(2)	Number of Unexercised Options at December 31, 2005 (#)	Value of Unexercised In-the-Money Options at December 31, 2005 ($)(1)
			Exercisable/ Unexercisable	Exercisable/ Unexercisable

Jean Madar(3)	511,350	6,079,952	200,000/0	1,284,750/0
Philippe Benacin(3)	426,850	5,072,685	200,000/0	1,284,750/0
Russell Greenberg	34,750	467,000	86,000/0	501,570/0
Marcella Cacci	0	0	0/0	0/0
Frederic Garcia-Pelayo	0	0	0/0	0/0

——————

(1)

Total value of unexercised options is based upon the fair market value of the common stock as reported by the Nasdaq Stock Market of $17.96 on December 30, 2005.

(2)

Value realized in dollars is based upon the difference between the fair market value of the common stock on the date of exercise, and the exercise price of the option, or the fair market value of the net amount of shares received upon exercise of options.

(3)

On February 25, 2005, both the Chief Executive Officer and the President of our company exercised an aggregate of 511,350 and 426,850 outstanding stock options, respectively, of our common stock. The exercise prices of $1,307,000 for the Chief Executive Officer and $1,091,000 for the President were paid by each of them tendering to the Company 90,513 and 75,556 shares, respectively, of our common stock, previously owned by them, valued at $14.44 per share, the fair market value on the date of exercise. All shares issued pursuant to these option exercises were issued from our treasury stock. In addition, the Chief Executive Officer tendered an additional 10,388 shares for partial payment of withholding taxes resulting from his option exercise. As a result of this transaction, we expect to receive a tax benefit of approximately $600,000, which will be reflected as an increase to additional paid-in capital in our consolidated financial statements for the year ended December 31, 2005.

Each of the Chief Executive Officer and the President agreed to hold their shares for investment and not with a view towards distribution. The above transactions were exempt from the registration requirements of Section 5 of the Securities Act under Sections 4(2) and 4(6) of the Securities Act.

Employment Agreements

As part of our acquisition in 1991 of the controlling interest in Inter Parfums, S.A., now a subsidiary, we entered into an employment agreement with Philippe Benacin. The agreement provides that Mr. Benacin will be employed as Vice Chairman of the Board and President and Chief Executive Officer of Inter Parfums Holdings and its subsidiary, Inter Parfums. The initial term expired on September 2, 1992, and has subsequently been automatically renewed for additional annual periods. The agreement provides for automatic annual renewal terms, unless either party terminates the agreement upon 120 days notice. Mr. Benacin presently receives an annual salary of 135,000 euros, which is approximately US$170,000, together with annual lodging expenses of approximately $35,000 and automobile expenses of approximately $15,000, which are subject to increase in the discretion of the Board of Directors. The agreement also provides for indemnification and a covenant not to compete for one year after termination of employment.

In February 2005 we entered into an employment agreement with Marcella Cacci to act as the President of Burberry Fragrances, a division of Inter Parfums, S.A. for a three year period. Her salary is $400,000, which is subject to adjustment for currency fluctuations under certain circumstances. She is also entitled to annual bonuses of $125,000 if Burberry Fragrances reaches certain sales targets, and another $125,000 if Burberry Fragrances achieves a specified target based upon earnings of Burberry Fragrances before interest and taxes.

Under the terms of such employment agreement, Ms. Cacci also received the following benefits:

•

Stock Options: Options to purchase 20,000 ordinary shares of Inter Parfums S.A.’s common stock at a purchase price equal to the fair market value of the shares at the time of the grant, vesting 1/3 each year for three years.

•

One Time Issuance of Restricted Shares: Issuance of 5,000 ordinary shares of Inter Parfums S.A. vesting 1/3 each year for three years.

The Corporation terminated Marcella Cacci without cause, effective June 30 2006. Upon such termination of the employment agreement by us without cause, we are obligated to pay Ms. Cacci 0.75 times her annual salary, bonus and benefits. In addition, if Burberry Fragrances reaches certain milestones during the year of termination, then she would be entitled to a pro-rated bonus for such year based upon the number of days of her employment. Finally, as the result of termination without cause, all vesting restrictions on the option grant and restricted shares have lapsed and become fully vested.

Compensation of Directors

All nonemployee directors receive $1,000 for each board meeting at which they participate. Mr. Caccamo’s board fees are paid to his law firm. In addition, all members of the Audit Committee receive an additional $2,000 on January 1 of each year in which they serve on the Audit Committee.

We maintain stock option plans for our nonemployee directors. The purpose of these plans is to assist us in attracting and retaining key directors who are responsible for continuing the growth and success of our Company. Under such plans, options to purchase 1,000 shares are granted on each February 1st to all nonemployee directors for as long as each is a nonemployee director on such date except for Joseph A. Caccamo, who is granted options to purchase 4,000 shares. Options to purchase 2,000 shares are granted to each nonemployee director upon his initial election or appointment to our board.

In March 2004, we adopted, and our shareholders later approved in August 2004, the latest nonemployee plan, which has 50,000 shares available to be issued upon the exercise of options to granted under such plan. Such options vest ratably over a 4 year period.

On February 1, 2006, options to purchase 1,000 shares were granted to each of Francois Heilbronn, Jean Levy, Robert Bensoussan-Torres, Daniel Piette, Jean Cailliau and Serge Rosinoer and an option to purchase 4,000 shares was granted to Joseph A. Caccamo at the exercise price of $18.965 per share under the 2004 plan. The options held by Mr. Caccamo are held as nominee for his law firm.

Equity Compensation Plan Information

The following table sets forth certain information as of the end of our last fiscal year regarding all equity compensation plans that provide for the award of equity securities or the grant of options, warrants or rights to purchase our equity securities.

Equity Compensation Plan Information

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	985,550	14.03	984,079
Equity compensation plans not approved by security holders	0	N/A	0
Total	985,550	14.03	984,079

Compensation Committee Interlocks and Insider Participation

The Executive Compensation Committee oversees the compensation of the Company’s executives and administers the Company’s stock option plans. The members of such committee are Messrs. Heilbronn, Levy and Piette.

During 2005, the Executive Compensation and Stock Option Committee took action three times by the execution of written consents in lieu of meetings.

The following persons participated in discussions concerning executive compensation during 2005, with generally the Chairman of the Board taking the initiative and recommending executive compensation levels for executives in the United States, and Mr. Benacin for executive compensation levels for executives in Paris: Jean Madar, the Chairman of our board of directors and Chief Executive Officer; Philippe Benacin, a Director, President, and President of Inter Parfums, S.A., a subsidiary of the company; Russell Greenberg, an Executive Vice President, Chief Financial Officer and a Director; and Jean Levy, Francois Heilbronn and Daniel Piette, the present members of the Executive Compensation Committee.

Report on Executive Compensation

General

The following sets forth information regarding compensation and benefits provided to our Chief Executive Officer and to each of the four most highly compensated executive officers, other than the chief executive officer, whose annual base salary and bonus compensation was in excess of $100,000. The executive officers being discussed for 2005 are: Jean Madar (the Chief Executive Officer), Philippe Benacin, Russell Greenberg, Marcella Cacci, and Frederic Garcia-Pelayo.

Executive compensation packages generally include a base salary, annual incentives tied to individual performance and long-term incentives tied to our operating performance. In addition, we provide a comprehensive medical insurance plan. Generally, our executive officers have their compensation reviewed annually.

Base Salary

Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive market place for executive talent. Base salaries for executive officers are reviewed on an annual basis, and adjustments are determined by evaluating our operating performance, the performance of each executive officer, as well as whether the nature of the responsibilities of the executive has changed.

Mr. Madar, the Chief Executive Officer, received a $70,000 increase in his base salary to $400,000 during 2005, a 21% increase. The base salary for Mr. Madar was $330,000 for each of 2004 and 2003.

For 2005, upon recommendation of our Chief Executive Officer, the Executive Compensation and Stock Option Committee determined to increase the base salary of Mr. Greenberg, the Chief Financial Officer, by $30,000 from $315,000 to $345,000, a 9.5% increase.

Upon the recommendation of Mr. Benacin, the base salary of Mr. Frederic Garcia-Pelayo was increased from 120,000 euros in 2004 to 168,000 euros in 2005, a 40% increase, in recognition of his work with Lanvin Fragrances. Mr. Garcia-Pelayo’s base compensation is paid to him in euros by our French operating subsidiary.

Mr. Benacin, the President of Inter Parfums Holding S.A., the company’s direct French subsidiary, and President of Inter Parfums, S.A., the company’s indirect, operating French subsidiary, is also the President of the company. Mr. Benacin’s base compensation is paid to him in euros by the company’s French operating subsidiary, and his base salary was increased to from 156,000 euros in 2004 to168,000 euros in 2005, an 8% increase.

In February 2005 we entered into an employment agreement with Marcella Cacci to act as the President of Burberry Fragrances, a division of Inter Parfums, S.A. for a three year period. Such employment agreement was approved by this Committee. Her salary is $400,000, which is subject to adjustment for currency fluctuations under certain circumstances. Her pro rated salary for 2005 was $316,667. In addition, under the provisions of her employment agreement, Marcella Cacci received an additional $ 87,000, which consists of a housing allowance of $40,000 and reimbursement of attorneys’ fees of $47,000.

After a thorough review, the Chairman of the Board determined that the base salaries paid to such executives were fair in the view of their responsibilities, length of service with us, performance and compensation levels to peers, as to which the Executive Compensation and Stock Option Committee concurs.

Bonus Compensation/Annual Incentives

As the result of their efforts in increasing the profitability of our company, bonuses were awarded as follows. For Paris operations, each of Messrs. Benacin and Garcia-Pelayo received a cash bonus of $161,629. For Unites States operations, Mr. Greenberg received a cash bonus of $30,000. However,  Mr. Madar (our Chief Executive Officer) did not receive a cash bonus due to the decline in after tax profit of our United States operations. However, the Executive Compensation Committee has determined to use the same after tax profit target for our company’s United States operations that will be used to calculate Mr. Madar’s bonus for 2006.

Under the terms of her employment agreement, Marcella Cacci was also entitled to annual bonuses of $125,000 if Burberry Fragrances reached certain sales targets, and another $125,000 if Burberry Fragrances achieved a specified target based upon earnings of Burberry Fragrances before interest and taxes. For 2005 Marcella Cacci received a bonus of $125,000.

Long Term Incentives

The long-term incentives are geared towards linking benefits to corporate performance through the grant of stock options. All options are granted with an exercise price equal to the fair market value of the underlying shares of our common stock on the date of grant, and terminate on or shortly after severance of the executive’s relationship with us. Unless the market price of our common stock increases, corporate executives will have no tangible benefit. Thus, they are provided with the extra incentive to increase individual performance with the ultimate goal of increased our overall performance. In addition, Inter Parfums, S.A. maintains a profit sharing plan for its employees. We believe that enhanced executive incentives which result in increased corporate performance tend to build company loyalty.

Under the terms of her employment agreement, Ms. Cacci received the following benefits:

•

Stock Options: Options to purchase 20,000 ordinary shares of Inter Parfums S.A.’s common stock at a purchase price equal to the fair market value of the shares at the time of the grant, vesting 1/3 each year for three years.

•

One Time Issuance of Restricted Shares: Issuance of 5,000 ordinary shares of Inter Parfums S.A. vesting 1/3 each year for three years.

However, as the result of her termination without cause in 2006, all vesting restrictions on the option grant and restricted shares lapsed and became fully vested.

During 2006, upon the recommendation of the company’s Chief Executive Officer, the Executive Compensation and Stock Option Committee granted options to purchase 50,000 to each of Jean Madar and Philippe Benacin, and 25,000 shares to Mr. Greenberg, at the fair market value on the date of grant. The grants to Messrs. Madar and Benacin were commensurate with the option grants made for 2004, 2003 and 2002, while the option grant to Mr. Greenberg was commensurate with his option grant in 2004, which was increased from his 2003 option grant of 18,000 shares.

The aggregate “potential unrealized value” of such options for each of Messrs. Madar and Benacin ranges from $206,520 to $456,356, for Mr. Greenberg from $103,260 to $228,178, calculated in accordance with the rules of the Securities and Exchange Commission. In addition, during 2005 Mr. Madar realized $6,079,952 upon the exercise of outstanding stock options of our company. Likewise, Mr. Benacin realized $5,072,785 upon the exercise of outstanding stock options of our company, and in addition, he realized $574,663 on the exercise of outstanding stock options of Inter Parfums, S.A.

Mr. Garcia-Pelayo realized $173,218 upon the exercise of outstanding stock options of Inter Parfums, S.A., as well as $21,665 from profit sharing plan of Inter Parfums, S.A. Mr. Greenberg realized $467,000 upon the exercise of outstanding stock options of our company, as well as $79,000 realized on the exercise of outstanding stock options of Inter Parfums, S.A. The actual compensation realized as the result of the exercise of prior outstanding options, as well as the future potential of such rewards, are powerful incentives for increased individual performance, and ultimately increased company performance. In view of the fact that these executive officers contribute significantly to our profitable operations, the Executive Compensation and Stock Option Committee believes these incentives to be fair to these executive officers and to our shareholders.

Conclusion

The Executive Compensation and Stock Option Committee believes that its present policies to date, with its emphasis on rewarding performance, has served to focus the efforts of our executives to achieve a high rate of growth and profitability, which management believes will result in a substantial increase in value to our shareholders.

Francois Heilbronn
Jean Levy and
Daniel Piette

Performance Graph

The following graph compares the performance for the periods indicated in the graph of the our common stock with the performance of the Nasdaq Market Index and the average performance of a group of the company’s peer corporations consisting of: Alberto-Culver, Avon Products Inc., Blyth Inc., CCA Industries, Inc., Colgate-Palmolive Co., Elizabeth Arden, Inc., Estee Lauder Cosmetics, Inc., Inter Parfums, Inc., Oralabs Holding Corp., Parlux Fragrances Inc., Playtex Products, Inc., Revlon, Inc., Spectrum Brands, Inc., The Stephan Company, United Guardian, Inc., and Yankee Candle Co., Inc. The graph assumes that the value of the investment in the our common stock and each index was $100 at the beginning of the period indicated in the graph, and that all dividends were reinvested.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG INTER PARFUMS INC.,
NASDAQ MARKET INDEX AND HEMSCOTT GROUP INDEX

DOLLARS
450
400
350
300
250
200
150
100
50
0
2000
2001
2002
2003
2004
2005
INTER PARFUMS INC
HEMSCOTT GROUP INDEX
NASDAQ MARKET INDEX

ASSUMES $100 INVESTED ON JAN. 1, 2001
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005

Certain Transactions

Transactions with French Subsidiaries

In connection with the acquisitions by our subsidiary, Inter Parfums, S.A., of the world-wide rights under the Burberry license agreement and the Paul Smith license agreement, we guaranteed the obligations of Inter Parfums, S.A. under the Burberry and Paul Smith license agreements. In addition, Inter Parfums, S.A. has agreed to reimburse us for all of our obligations that we incur under employment agreement with Marcella Cacci.

Option Exercise Paid With Tender of Shares

In February 2005, both the Chief Executive Officer and the President exercised an aggregate of 511,350 and 426,850 outstanding stock options, respectively, of the Company’s common stock. The exercise prices of $1,307,000 for the Chief Executive Officer and $1,091,000 for the President were paid by each of them tendering to the Company 90,513 and 75,556 shares, respectively, of the Company’s common stock, previously owned by them, valued at $14.44 per share, the fair market value on the date of exercise. All shares issued pursuant to these option exercises were issued from our treasury stock. In addition, the Chief Executive Officer tendered an additional 10,388 shares for partial payment of withholding taxes resulting from his option exercise.

Remuneration of Counsel

Joseph A. Caccamo, a director, is a shareholder of the law firm of GrayRobinson, P.A., our general counsel. In Fiscal 2005, we paid Becker & Poliakoff, P.A., Mr. Caccamo’s prior law firm, $77,946, and GrayRobinson, P.A. $51,166 for their services and reimbursement of disbursements incurred on our behalf. In addition, LV Capital USA,

Inc. paid Becker & Poliakoff, P.A. $13,083 and GrayRobinson, P.A., $122,687, in connection with their services for the secondary offering of LV Capital USA, Inc. and reimbursement of expenses.

On February 1, 2006 in accordance with the terms of our 2004 Nonemployee Stock Option Plan, Mr. Caccamo was granted an option with a term of five years to purchase 4,000 shares at $18.965 per share, the fair market value at the time of grant. He holds this option as nominee for his firm.

Sale of Goods to Related Party

The wife of the Chief Executive Officer owns and operates a Diane von Furstenberg retail store in Paris, with Diane von Furstenberg as a partner. Inter Parfums USA, LLC is the fragrance and cosmetic licensee of Diane von Furstenberg, and Inter Parfums Inc. is the guarantor of such license. The retail outlet opened in July 2004 and purchased an immaterial amount of DVF fragrances and cosmetics from Inter Parfums USA, LLC. All sales are recorded as arms’ length transactions.

Transactions with LVMH Moët Hennessy Louis Vuitton S.A.

Acquisition and Sale of Common Stock

In November 1999, LV Capital, USA Inc. (“LV Capital”), a wholly-owned subsidiary of LVMH Moët Hennessy Louis Vuitton S.A., purchased shares of our common stock from management and employees. In connection with such acquisition, LV Capital, Messrs. Jean Madar and Philippe Benacin and our company had entered into a shareholders agreement. On October 31, 2005, LV Capital consummated the public sale of all (3,436,500) of its shares and such shareholders agreement, by its terms, was terminated. We did not receive any proceeds from such sale.

Celine

In May 2000 we entered into an exclusive worldwide license agreement with Celine, S.A., a division of LVMH Moët Hennessy Louis Vuitton S.A., for the development, manufacturing and distribution of prestige fragrance lines under the Celine brand name. The term of the License Agreement was initially for eleven (11) years, beginning as of 1 January 2001, with an optional five (5) year renewal term, which is subject to certain minimum sales requirements, advertising expenditures and royalty payments as are customary in our industry. During March 2006, by mutual agreement with Celine, we agreed to terminate the license on December 31, 2007.

AUDIT COMMITTEE REPORT

The Audit Committee has the sole authority and is directly responsible for, the appointment, compensation and oversight of the work of the independent accountants employed by the Company which prepare or issue an audit report for the Company. During Fiscal 2005, the Audit Committee consisted of Messrs. Heilbronn, Levy and Bensoussan-Torres.

The Audit Committee does not have a member who is an “Audit Committee Financial Expert” as such term is defined under the applicable rules and regulations. However, as the result of the background, education and experience of the members of the Audit Committee, the Board of Directors believes that such committee members are fully qualified to fulfill their obligations as members of the Audit Committee.

Management is responsible for our company’s internal controls and our financial reporting process. The independent registered public accounting firm we employ, Mazars, LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon, as well as, issuing its report on its audit of our management’s assessment of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. In addition, Mazars LLP discussed with the Audit Committee the results of its audit on management’s assessment of internal controls over financial reporting. The Audit Committee also discussed with Mazars LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Mazars LLP also provided to the Audit Committee the written disclosures required by Independence Standards board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with Mazars LLP that firm’s independence.

Based upon the Audit Committee’s discussions with management and Mazars LLP and the Audit Committee’s review of the representations of management and the report of Mazars LLP to the Audit Committee, the Audit Committee recommended that our board of directors include the audited consolidated financial statements and management’s report on internal control over financial reporting, together with the attestation report of Mazars LLP in our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

Francois Heilbronn, Chairman

Jean Levy

Robert Bensoussan-Torres

INDEPENDENT ACCOUNTANTS

General

We are not submitting the selection of auditors to a vote of our shareholders’ as shareholder approval is not required under Delaware law. A representative of Mazars LLP is expected to be present at the annual meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

On September 13, 2004 KPMG LLP, which was previously the principal accountants for Inter Parfums, Inc., resigned as the principal accountants. This decision to change accountants was communicated to the audit committee of Inter Parfums, Inc. On October 15, 2004 Mazars LLP was engaged as the principal accountants to audit the financial statements of Inter Parfums, Inc. The decision to engage Mazars LLP was approved by our audit committee.

Fees

The following sets forth the fees billed to us by each of such accounting firms, as well as discusses the services provided for the past two fiscal years, fiscal years ended December 31, 2004 and December 31, 2005.

Audit Fees

For year 2004, the fees billed by KPMG LLP and KPMG S.A. for audit services and review of the financial statements contained in our Quarterly Reports on Form 10-Q were $317,000, and the fees billed by Mazars LLP and its affiliate, Mazars S.A., for audit services and review of the financial statements contained in our Quarterly Reports on Form 10-Q were $186,500.

During 2005 the fees billed by Mazars LLP and its affiliate, Mazars S.A. for audit services and review of the financial statements contained in our Quarterly Reports on Form 10-Q were $509,500.

Audit-Related Fees

Neither KPMG LLP nor Mazars LLP billed us for audit-related fees during 2004. Mazars billed us $11,000 for audit related fees during 2005.

Tax Fees

Neither KPMG LLP nor Mazars LLP billed us for tax services during 2004 or 2005.

All Other Fees

Neither KPMG LLP nor Mazars LLP billed us for any other services during 2004 or 2005.

Audit Committee Pre Approval Policies and Procedures

The Audit Committee has the sole authority for the appointment, compensation and oversight of the work of our independent accountants, who prepare or issue an audit report for us.

During the second quarter of 2004, the audit committee authorized the following non-audit services to be performed by our then auditors, KPMG LLP and KPMG SA:

•

We were authorized to retain each of KPMG LLP and KPMG SA in order to perform such review as may be necessary in order to provide their required consents in the Registration Statement on Form S-8 to incorporate by reference their reports on the audit of our financial statements which are included in the Annual Report on Form 10-K for the year ended December 31, 2003. Fees for such services are to be subject to the approval of the Audit Committee.

•

We were authorized to retain each of KPMG LLP and KPMG SA in order to provide tax consultation in the ordinary course of for fiscal year ending December 31, 2004.

•

We were authorized to retain each of KPMG LLP and KPMG SA in order to provide tax consultation as may be required on a project by project basis that would not be considered in the ordinary course of business, up a $5,000 fee limit per project, subject to an aggregate fee limit of $25,000 for fiscal year ending December 31, 2004. Approval of the audit committee was required for any further tax services.

•

If we were to have required other services by KPMG LLP and KPMG SA on an expedited basis such that obtaining pre-approval of the audit committee was not practicable, then the Chairman of the Committee had authority to grant the required pre-approvals for all such services.

As discussed above, on September 13, 2004 KPMG LLP, which was previously the principal accountants for Inter Parfums, Inc., resigned as the principal accountants. This decision to change accountants was communicated to the audit committee of Inter Parfums, Inc. On October 15, 2004 Mazars LLP was engaged as the principal accountants to audit the financial statements of Inter Parfums, Inc. The decision to engage Mazars LLP was approved by our audit committee.

During the third quarter of 2004, the audit committee authorized the following non-audit services to be performed by our auditors.

•

We authorized the engagement of Mazars LLP if deemed necessary to provide tax consultation in the ordinary course of business for fiscal year ended December 31, 2004.

•

We authorized the engagement of Mazars LLP if deemed necessary to provide tax consultation as may be required on a project by project basis that would not be considered in the ordinary course of business, of up to a $5,000 fee limit per project, subject to an aggregate fee limit of $25,000 for fiscal year ending December 31, 2004. If we require further tax services from Mazars LLP, then the approval of the audit committee must be obtained.

•

If we were to have required other services by Mazars LLP on an expedited basis such that obtaining pre-approval of the audit committee was not practicable, then the Chairman of the Committee had authority to grant the required pre-approvals for all such services.

During the first quarter of 2006, the audit committee authorized the following non-audit services to be performed by Mazars LLP.

•

We authorized the engagement of Mazars LLP if deemed necessary to provide tax consultation in the ordinary course of business for fiscal year ended December 31, 2006.

•

We authorized the engagement of Mazars LLP if deemed necessary to provide tax consultation as may be required on a project by project basis that would not be considered in the ordinary course of business, of up to a $5,000 fee limit per project, subject to an aggregate fee limit of $25,000 for fiscal year ending December 31, 2006. If we require further tax services from Mazars LLP, then the approval of the audit committee must be obtained.

•

If we require other services by Mazars LLP on an expedited basis such that obtaining pre-approval of the audit committee is not practicable, then the Chairman of the Committee has authority to grant the required pre-approvals for all such services.

•

None of the non-audit services of either of the Company’s auditors had the pre-approval requirement waived in accordance with Rule 2-01(c)(7)(i)(C) of Regulation S-X.

SHAREHOLDERS’ PROPOSALS

Proposals of shareholders intended to be presented at the 2007 annual meeting of shareholders must be received in writing by the Secretary of our company at our principal offices in New York City, by March 25, 2007, in order to be considered for inclusion in our proxy statement relating to that meeting.

If a shareholder intends to make a proposal at the 2007 Annual Meeting, such shareholder must have given timely notice thereof in proper written form to the Secretary of our company, in compliance with Section 8 of Article II of our By-Laws. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at our principal executive office in New York, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders i.e., between April 24, 2007 and May 25, 2007; however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such shareholder, (c) the class or series and number of shares of our capital stock which are owned-beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

By Order of our board of directors

Michelle Habert, Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

INTER PARFUMS, INC.

July 24, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ Jean Madar
- ○ Philippe Benacin
- ○ Russell Greenberg
- ○ Francois Heilbronn
- ○ Joseph A. Caccamo
- ○ Jean Levy
- ○ Robert Bensoussan-Torres
- ○ Jean Cailliau
- ○ Philippe Santi
- ○ Serge Rosinoer
- ○ Patrick Choël

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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INTER PARFUMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jean Madar and Philippe Benacin as proxies (the "Proxies"), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Inter Parfums, Inc. (the "Company") held of record by the undersigned on June 22, 2006 at the Annual Meeting of stockholders to be held at 551 Fifth Avenue, New York, New York 10176, July 24, 2006 at 10:00 A.M. New York City time, and at any adjournments thereof, as directed on the reverse side, and in their discretion on all other matters coming before the meeting and any adjournments thereof.

(Continued and to be signed on reverse side)

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